CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



FIRST INVESTORS MULTI-STATE INSURED TAX FREE FUND
95 WALL STREET
NEW YORK, NY  10005

We consent to the use in Post-Effective Amendment No. 26 to the Registration Statement on Form N-1A (File No. 33-04077) of our report dated February 2, 2001 relating to the December 31, 2000 financial statements of First Investors Multi-State Insured Tax Free Fund, which are included in said Registration Statement.

                                            TAIT, WELLER & BAKER

PHILADELPHIA, PENNSYLVANIA
APRIL 13, 2001